News Release

Trustmark Corporation Announces Common Stock Offering

JACKSON, Miss. – November 30, 2009 – Trustmark Corporation (NASDAQ: TRMK) (the “Company”) today announced an underwritten public offering of approximately $100 million of its common stock.  In connection with the offering, the underwriters will have a 30-day option to purchase up to an additional $15 million of common stock to cover over-allotments, if any.

Upon completion of this offering, the Company intends to notify the U.S. Treasury of its intent to redeem all 215,000 shares of its outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the "Series A Preferred Stock").  The approval of the U.S. Treasury and the Company's banking regulators is required for the redemption of the Series A Preferred Stock.  The Company has consulted its banking regulators as to its intent to redeem the Series A Preferred Stock, and the Company understands that the U.S. Treasury will also consult these regulators upon receipt of notice from the Company of its intent to so redeem.  The Company can make no assurances as to when, or if, it will receive such approvals.  If the Company receives such approvals, it expects to fund a portion of such redemption with the net proceeds of the offering.  To the extent the Company does not use the net proceeds of the offering to redeem the Series A Preferred Stock, it will use the net proceeds for general corporate purposes.

If the Company redeems the Series A Preferred Stock, it also intends to seek agreement with the U.S. Treasury to repurchase the warrant to purchase 1,647,931 shares of common stock issued to the U.S. Treasury under its Capital Purchase Program.  In order to effect this repurchase, the Company must reach agreement with the U.S. Treasury on the fair market value of the warrant.  The Company can make no assurances as to whether it will in fact reach such agreement and, if so, at what price.

The Company has filed a registration statement, including a prospectus and a related prospectus supplement, with the Securities and Exchange Commission for the offering to which this communication relates.  Before investing, investors should read the prospectus in that registration statement, the related prospectus supplement and other documents the Company has filed with the Securities and Exchange Commission, for more complete information about the Company and the offering.  The offering is being made solely by means of a prospectus and related prospectus supplement.  This press release does not constitute an offer to sell or the solicitation of an offer to buy securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

UBS Securities LLC and J.P. Morgan Securities Inc. are serving as the joint-bookrunning managers of this offering and Keefe, Bruyette & Woods, Inc. and Sandler O’Neill & Partners, L.P. are serving as co-managers of this offering.  A copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering may be obtained from UBS Securities LLC, Attn: Prospectus Department, 299 Park Avenue, New York, New York 10171, or by calling 1-(888) 827-7275, or from J.P. Morgan Securities Inc., Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by calling 1-(866) 803-9204.

About Trustmark

Trustmark Corporation is a financial services company providing banking and financial solutions through over 150 offices and 2,600 associates in Florida, Mississippi, Tennessee and Texas.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws.  These forward-looking statements include our statements regarding our intended offering of common stock, our intended use of proceeds of the offering to fund a portion of the proposed redemption of our outstanding shares of Series A Preferred Stock, our intended use of proceeds to the extent we are unable or do not redeem those securities, and our intention to seek the agreement of the U.S. Treasury to permit repurchase of the related warrant to purchase 1,647,931 shares of common stock.  These forward-looking statements are subject to risks and uncertainties, including:  demand for our stock may change the price at which we sell our common stock and/or the aggregate offering price of the shares we sell, if any; our regulators or the U.S. Treasury may not permit us to redeem our Series A Preferred Stock or to repurchase the warrant; and other risk factors contained in the registration statement on Form S-3 filed with the Securities and Exchange Commission on November 30, 2009.

Trustmark Contacts:

Investors:
Louis E. Greer
Treasurer and Principal Financial Officer
601-208-2310

F. Joseph Rein, Jr.
Senior Vice President
601-208-6898

Media:
Melanie A. Morgan
Senior Vice President
601-208-2979